UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : November 2, 2006

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2006, the Company and Bart Petrini entered into an Employment, Nondisclosure and Non-Compete Agreement (the “Employment Agreement”) pursuant to which Mr. Petrini agreed to serve as Executive Vice President and General Manager of the Company’s Electron Device Group.

Under the terms of the Employment Agreement:

•	Mr. Petrini will receive a base salary to be paid at a rate of $200,000 per year;

•	Mr. Petrini will be a participant in the Company’s Annual Incentive Plan (a copy of which is attached to the Employment Agreement as Exhibit A), pursuant to which he will be eligible to receive an annual bonus with a target bonus opportunity of 50% of base salary, such bonus to be prorated and guaranteed for the period beginning on November 6, 2006 and running through the end of the Company’s 2007 fiscal year on June 3, 2007. Bonuses under the Company’s Annual Incentive Plan are determined based on both overall corporate performance and individual performance parameters set by the Compensation Committee at the beginning of each year;

•	Mr. Petrini will also be eligible for a special bonus based on cash flow results for fiscal 2007;

•	Mr. Petrini will be granted an option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the closing price on the date of the grant, which shares will vest in five equal annual installments over five years; and

•	Mr. Petrini will be granted 5,000 shares of the Company’s common stock.

The Employment Agreement provides that if the Company terminates Mr. Petrini’s employment without “cause” (as defined in the Employment Agreement), the Company will continue to pay Mr. Petrini for a period of six months, an amount equal to 100% of his then current base salary and 100% of the bonus earned and paid during the twelve months prior to the date of termination.

Following termination of his employment, irrespective of time, manner or cause of such termination, Mr. Petrini is subject to non-compete restrictions. Mr. Petrini will be employed on an “at will” basis.

A copy of the Employment Agreement is included with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On November 2, 2006, the Company issued a press release announcing the appointment of Mr. Petrini as Executive Vice President and General Manager of its Electron Device Group. A copy of the press release is furnished with this report as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Employment, Nondisclosure and Non-Compete Agreement between the Company and Bart Petrini, dated as of November 2, 2006

Exhibit 99.2	Press Release regarding the appointment of Bart Petrini as Executive Vice President and General Manager of the Company’s Electron Device Group, dated November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: November 7, 2006	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and
Chief Financial Officer